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                                                                    EXHIBIT 10.4



                      AMERICAN MANAGEMENT SYSTEMS, INC.


                     EXECUTIVE DEFERRED COMPENSATION PLAN
























                         Effective September 1, 1996


                        (As Revised September 1, 1997)




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                              TABLE OF CONTENTS




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ARTICLE I-- PURPOSE; EFFECTIVE DATE..........................................1

   1.1 Purpose...............................................................1
   1.2 Effective Date........................................................1

ARTICLE II-- DEFINITIONS.....................................................1

   2.1 Account...............................................................1
   2.2 Actuarial Equivalent..................................................1
   2.3 Base Rate.............................................................1
   2.4 Beneficiary...........................................................2
   2.5 Board.................................................................2
   2.6 Cause.................................................................2
   2.7 Change in Control.....................................................3
   2.8 Committee.............................................................3
   2.9 Company...............................................................3
   2.10 Compensation.........................................................3
   2.11 Deferral Commitment..................................................4
   2.12 Deferral Period......................................................4
   2.13 Determination Date...................................................4
   2.14 Disability...........................................................4
   2.15 Discretionary Contribution...........................................4
   2.16 Earnings.............................................................4
   2.17 Employer.............................................................4
   2.18 Entrance Fee.........................................................4
   2.19 Entrance Fee Base....................................................5
   2.20 Financial Hardship...................................................5
   2.21 Financial Plan.......................................................5
   2.22 401(k) Plan..........................................................5
   2.23 Full-Time Participants...............................................5
   2.24 Incentive Compensation...............................................5
   2.25 Participant..........................................................6
   2.26 Participation Agreement..............................................6
   2.27 Plan.................................................................6
   2.28 Premium Rate.........................................................6
   2.29 Retirement...........................................................6

ARTICLE III-- PARTICIPATION AND DEFERRAL COMMITMENTS.........................6

   3.1 Eligibility and Participation.........................................6

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                              TABLE OF CONTENTS




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   3.2 Form of Deferral......................................................7
   3.3 Limitations on Deferral Commitments...................................7
   3.4 Commitment Limited by Termination.....................................7
   3.5 Modification of Deferral Commitment...................................8

ARTICLE IV-- DEFERRED COMPENSATION ACCOUNT...................................8

   4.1 Account...............................................................8
   4.2 Timing of Credits; Withholding........................................8
   4.3 SEP Makeup Contribution...............................................8
   4.4 Discretionary Contributions...........................................8
   4.5 Determination of Account..............................................8
   4.6 Vesting of Account....................................................9
   4.7 Statement of Account..................................................9

ARTICLE V-- PLAN BENEFITS....................................................9

   5.1 Distributions Prior to Termination of Employment......................9
   5.2 Termination of Employment............................................10
   5.3 Termination for Cause................................................10
   5.4 Retirement Benefit...................................................10
   5.5 Disability Benefit...................................................11
   5.6 Accelerated Distribution.............................................11
   5.7 Withholding for Taxes................................................11
   5.8 Valuation and Settlement.............................................11
   5.9 Payment to Guardian..................................................11
   5.10 Company Discretionary Distribution..................................12

ARTICLE VI-- BENEFICIARY DESIGNATION........................................12

   6.1 Beneficiary Designation..............................................12
   6.2 Changing Beneficiary.................................................12
   6.3 Community Property...................................................12
   6.4 No Beneficiary Designation...........................................13

ARTICLE VII-- ADMINISTRATION................................................13

   7.1 Committee; Duties....................................................13
   7.2 Agents...............................................................14
   7.3 Binding Effect of Decisions..........................................14
   7.4 Indemnity of Committee...............................................14
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                              TABLE OF CONTENTS




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ARTICLE VIII-- CLAIMS PROCEDURE.............................................14

   8.1 Claim................................................................14
   8.2 Review of Claim......................................................14
   8.3 Notice of Denial of Claim............................................15
   8.4 Reconsideration of Denied Claim......................................15
   8.5 Employer to Supply Information.......................................16

ARTICLE IX-- AMENDMENT AND TERMINATION OF PLAN..............................16

   9.1 Amendment............................................................16
   9.2 Employer's Right to Terminate........................................16

ARTICLE X-- MISCELLANEOUS...................................................17

   10.1 Unfunded Plan.......................................................17
   10.2 Company and Employer Obligations....................................17
   10.3 Unsecured General Creditor..........................................17
   10.4 Trust Fund..........................................................17
   10.5 Nonassignability....................................................18
   10.6 Not a Contract of Employment........................................18
   10.7 Protective Provisions...............................................18
   10.8 Governing Law.......................................................18
   10.9 Validity............................................................18
   10.10 Notice.............................................................18
   10.11 Successors.........................................................19

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                                     -iii-
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                      AMERICAN MANAGEMENT SYSTEMS, INC.


                     EXECUTIVE DEFERRED COMPENSATION PLAN




                     ARTICLE I -- PURPOSE; EFFECTIVE DATE


1.1   PURPOSE


      The purpose of this Executive Deferred Compensation Plan is to provide current tax planning opportunities as well as supplemental funds for retirement or death for selected employees of the Employer. It is intended that the Plan will aid in attracting and retaining employees of exceptional. ability by providing them with these benefits.

1.2   EFFECTIVE DATE


      The Plan is effective as of September 1, 1996 (as revised September 1,
1997).


                          ARTICLE II -- DEFINITIONS


      For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1   ACCOUNT


      "Account" means the device used by the Employer to measure and determine the amount to be paid to a Participant under the Plan.

2.2   ACTUARIAL EQUIVALENT


      "Actuarial Equivalent" means equivalence in value between two or more forms and/or times of payment based on a determination by an actuary chosen by the Committee, using sound actuarial assumptions at the time of such determination.

2.3   BASE RATE


      "Base Rate" means the effective annual Yield of the average of the Moody's Average Corporate Bond Yield Index for the previous calendar month as published by Moody's Investor Services, Inc. (or any successor publisher thereto). or, if such index is no longer published, a substantially similar index selected by the Board.


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2.4   BENEFICIARY


      "Beneficiary" means the person, persons or entity entitled under
Article VI to receive any Plan benefits payable after a Participant's death.

2.5   BOARD


      "Board" means the Board of Directors of the Company.

2.6   CAUSE


      "Cause" shall mean termination upon.

         (a) Your conviction or plea of guilty or nolo contenders to any felony or misdemeanor, except misdemeanors relating to traffic offenses;

         (b) The reasonable determination by the Company that you have engaged in an act of personal dishonesty in any way relating to or affecting the performance of your duties for the Company;

         (c) Your breach of fiduciary duty to the Company, its subsidiaries or affiliates;

         (d) Your willful continued failure to perform the duties assigned to you by the Company (other than failure to perform due to physical or mental disability);

         (e) Gross negligence in the performance of your duties, or

         (f) A breach of Company policy or of any written agreement between you and the Company.


      For purposes of this Section 2.6, no act, or failure to act. on your part shall be considered "willful" unless done, or omitted to be done, by you in bad faith and without reasonable belief that your action or emission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Committee or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. It is also expressly understood that your attention to matters not directly related to the business of the Company shall not provide a basis for termination for Cause so long as the Company has approved your engagement in such activities. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Committee at a meeting of the Committee called and held for this purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Committee). finding that, in the good faith opinion of the Committee you were guilty of the conduct set forth above in any of (a) through (f) of this Section 2.6 and specifying the particulars thereof in detail.


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2.7   CHANGE IN CONTROL


      A "Change in Control" means a Change in Control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of he current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor thereto; provided that, without limitation, such a Change in Control shall be deemed to have occurred at such time as:

         (a) Any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent (30%) or more of the combined voting power of the Company's Voting Securities;

         (b) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, together with any new directors whose election, or nomination for election by the shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company;

         (c) The sale by the Company of more than fifty percent (50%) of the book value of its assets to a single purchaser or to a group of affiliated purchasers; or

         (d) The merger or consolidation of the Company in a transaction in which the shareholders of the Company receive less than fifty percent (50%) of the outstanding voting shares of the continuing corporation. Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred by virtue of arty transaction which results in a Participant, or group of Participants, acquiring, directly or indirectly. twenty-five percent (25%) or more of the combined voting power of the Company's Voting Securities.

2.8   COMMITTEE


      "Committee" means the Administrative Committee appointed to administer the Plan pursuant to Article VII hereof.

2.9   COMPANY


      "Company" means American Management Systems, Inc., a Delaware corporation.

2.10  COMPENSATION


      "Compensation" means only base salary and Incentive Compensation payable to a Participant during the calendar year, before reduction for amounts deferred under this Plan or any other salary reduction program.


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2.11  DEFERRAL COMMITMENT


      "Deferral Commitment" means a commitment made by a Participant to defer Compensation pursuant to Article III.

2.12  DEFERRAL PERIOD


      "Deferral Period" means each calendar year. The initial Deferral Period, however, shall be from September 1, 1996, through December 31, 1996.

2.13  DETERMINATION DATE


      "Determination Date" means the last day of each calendar month.

2.14  DISABILITY


      "Disability" means a physical or mental condition that, in the opinion of the Committee, shall prevent the Participant from satisfactorily performing his usual duties for the Employer for a two (2) year period or longer. The Committee shall determine the existence of the Disability and may rely on advice from a medical examiner medical reports, and/or other evidence satisfactory to the Committee.

2.15  DISCRETIONARY CONTRIBUTION


      "Discretionary Contribution" means the Employer contribution credited to a Participant's Account under Section 4.4.

2.16  EARNINGS


      "Earnings" means the rate of growth credited to an account on each Determination Date in a calendar year, the rate shall be the Base Rate unless the Employer meets or exceeds its Financial Plan in a calendar year, in which case the rate shall be the Premium Rate for all Participants who are not Retired or not Disabled.

2.17  EMPLOYER


      "Employer" means the Company and any U.S. subsidiary or affiliate of the Company designated by the Board.

2.18  ENTRANCE FEE


      "Entrance Fee" means an amount equal to four percent (4%) of any deferral which is part of the Participant's First Deferral Commitment. In subsequent Deferral Periods the Entrance Fee shall equal four percent (4%) of the amount by which the deferral exceeds the Participant's Entrance Fee Base less prior deferrals made during the current Deferral Period. The Executive Committee of the Board of Directors may waive the four percent (4%) fee at its discretion if such waiver is deemed to be in the best Financial interest of the Company.


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2.19  ENTRANCE FEE BASE


      "Entrance Fee Base" means for a Deferral Period an amount equal to the Participant's first Deferral Commitment times the number of Deferral Periods the Participant has participated in the Plan (including the current Deferral Period), plus the portion of any subsequent Deferral Commitments subject to the Entrance Fee times the number of Deferral Periods including. and subsequent to, the payment of any such additional Entrance Fee, less total deferrals made prior to the current Deferral Period.

2.20  FINANCIAL HARDSHIP


      "Financial Hardship" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but in any Case, payment may not be made to the extent that such hardship is or may be relieved:

          (a) Through reimbursement or compensation by insurance or otherwise;

          (b) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

          (c) By cessation of deferrals under the Plan.

2.21  FINANCIAL PLAN


      "Financial Plan" means the plan approved by the Board of Directors in the beginning of each year and used for purposes of setting AMS-wide profit sharing goals.

2.22  401(k) PLAN


      "401(k) Plan" means the American Management Systems, Inc. 401(k) plan, as amended from time to time.

2.23  FULL-TIME PARTICIPANTS


      Participants who worked a minimum of 1,248 hours in the Financial Plan year on direct and/or indirect projects.

2.24  INCENTIVE COMPENSATION


      "Incentive Compensation" means the cash portion of the amounts payable to a participant as incentive awards under the Company's incentive compensation plans.


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2.25  PARTICIPANT


      "Participant" means any eligible individual who has elected to defer Compensation under this Plan.

2.26  PARTICIPATION AGREEMENT


      "Participation Agreement" means the agreement submitted by a Participant to the Committee prior to the beginning of a Deferral Period, with respect to a Deferral Commitment made for such Deferral Period.

2.27  PLAN


      "Plan" means this Executive Deferred Compensation Plan as amended from time to time.

2.28  PREMIUM RATE


      "Premium Rate" means the Base Rate plus three percent (3%) (300 basis points) for full-time. Participants and the Base Rate plus one and one-half percent (1.5%) (150 basis points) for all other Participants. Retired Participants shall not be eligible for the Premium Rate after the date of retirement. Terminated employees are not eligible for the premium rate for the year in which they terminate.

2.29  RETIREMENT


      "Retirement" means a termination of employment which. in the opinion of the Committee, based on the Participant's facts and circumstances, is a termination for retirement and not to pursue employment or self-employment.



            ARTICLE III -- PARTICIPATION AND DEFERRAL COMMITMENTS

3.1   ELIGIBILITY AND PARTICIPATION

         (a) ELIGIBILITY. Eligibility to participate in the Plan shall be limited to U.S. employees of Employer who are a Senior Consultant or above. The Executive Committee of the Board of Directors, in its Discretion may deem otherwise eligible employees to be ineligible to Participate if such participation is deemed by the Executive Committee not in the best financial interests of the Company.

         (b) PARTICIPATION. An eligible individual may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Committee by the. thirtieth (30th) day of September immediately preceding the beginning of the Deferral Period.


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3.2   FORM OF DEFERRAL


      A Participant may elect Deferral Commitments in the Participation Agreement as follows:

         (a) SALARY DEFERRAL COMMITMENT. A salary Deferral Commitment shall be related to the base salary payable by Employer to a Participant during the Deferral Period. The amount to be deferred shall be stated as a percentage amount.

         (b) INCENTIVE DEFERRAL COMMITMENT. An incentive Deferral Commitment shall be related to the Incentive Compensation payable by Employer to a Participant during tire Deferral Period. The amount to be deferred shall be stated either as a percentage or a dollar amount.

         (c) BONUS DEFERRAL COMMITMENT. Subject to the, discretion of the Executive Committee of the Board of Directors, a Participant may defer bonuses payable by the employer during the deferral period. The amount to be deferred shall be stated either as a percentage or as a dollar amount.


      No deferral shall be permitted that is in violation of law. e.g., wage garnishments, tax levies, or child support orders.

3.3   LIMITATIONS ON DEFERRAL COMMITMENTS


      The following limitations shall apply to Deferral Commitments:

         (a) MINIMUM. The minimum Salary Deferral Commitment amount shall be one thousand dollars ($1,000) for each month in the Deferral Period. There shall be no minimum deferral amount on an incentive Deferral Commitment. The minimum Deferral Commitment for a Participant who enters participation after the beginning of a Deferral Period shall be based on the number of months remaining in the Deferral Period.

         (b) MAXIMUM. The maximum deferral amount shall be fifty percent (50%) of base salary in a salary Deferral Commitment and ninety percent (90%) of Incentive Compensation in an incentive Deferral Commitment.

         (c) CHANGES IN MINIMUM OR MAXIMUM. The Committee may change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such chance may affect a Deferral Commitment made prior to the Committee's action.

3.4   COMMITMENT LIMITED BY TERMINATION


      If a Participant terminates employment with Employer prior to the end of the Deferral Period, the Deferral Period shall end at the date of termination. The minimum deferral for the Deferral Period shall be based on the number of months to the date of termination.


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3.5   MODIFICATION OF DEFERRAL COMMITMENT


      Except as provided in Section 5.1(b) below, Deferral Commitments shall be irrevocable.



                 ARTICLE IV -- DEFERRED COMPENSATION ACCOUNT

4.1   ACCOUNT


      The amounts deferred by a Participant under the Plan any Employer contributions and Earnings shall be credited to the Participant's Account. Separate subaccounts may be maintained to reflect different forms of distribution and levels of vesting and forms of payment. The Account shall be a bookkeeping device utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets.

4.2   TIMING OF CREDITS; WITHHOLDING


      A Participant's deferred Compensation shall be credited to the Participant's Account at the time it would have been payable to the Participant. Any withholding of taxes or other amounts with respect to deferred Compensation or earnings that is required by state, federal or local law shall be withheld from the Participant's nondeferred Compensation to the maximum extent possible and any remaining amount shall reduce the amount credited to the Participant's Account.

4.3   SEP MAKEUP CONTRIBUTION


      If as a result of participation in this plan, a Participant's SEP contribution is reduced. the Company shall credit an amount equal to the foregone SEP contribution into the Participant's account on the date the SEP contribution is made.

4.4   DISCRETIONARY CONTRIBUTIONS


      Employer may make Discretionary Contributions to a Participant's Account. Discretionary Contributions shall be credited at such times and in such amounts as the Board in its sole discretion shall determine.

4.5   DETERMINATION OF ACCOUNT


      Each Participant's Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

         (a) NEW DEFERRALS. The Account shall be increased by any deferred Compensation credited since such Determination Date.

         (b) ENTRANCE FEE. The Account shall be reduced by the Entrance Fee, if any, on deferred Compensation credited since such Determination Date.


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         (c) EMPLOYER CONTRIBUTIONS. The Account shall be increased by any discretionary Employer contributions and SEP makeup contribution credited since such Determination Date.

         (d) DISTRIBUTIONS. The Account shall be reduced by any benefits distributed from the Account to the Participant since such Determination Date.

         (e) EARNINGS. The Account shall be increased by the Earnings on the average daily balance in the Account since such Determination Date.

4.6   VESTING OF ACCOUNT


      Each Participant shall be vested in the amounts credited to such Participant's Account and Earnings thereon as follows.

         (a) AMOUNTS DEFERRED. A Participant shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan and Earnings thereon.

         (b) DISCRETIONARY CONTRIBUTIONS. A Participant's Discretionary Contributions and Earnings thereon shall become vested as determined by the Board.

         (c) SEP MAKEUP CONTRIBUTIONS. A Participant shall be one hundred percent (100%) vested at all times in any SEP makeup contribution and earnings thereon.

4.7   STATEMENT OF ACCOUNT


      The Committee shall give to each Participant a Statement showing the balance in the Participant's Account on a semi-annual basis and at such times as may be determined by the Committee.



                          ARTICLE V -- PLAN BENEFITS

5.1   DISTRIBUTIONS PRIOR TO TERMINATION OF EMPLOYMENT


      A Participant's Account may be distributed to the Participant prior to termination of employment as follows:

         (a) IN-SERVICE WITHDRAWALS. A Participant may elect in a Participation Agreement to withdraw all or any portion of the amount deferred by that Participation Agreement as of a date specified in the election. Such date shall not be sooner than five (5) years after the date the Deferral Period commences. The amount withdrawn shall not exceed the amount of' Compensation deferred plus Earnings on the deferral. Such election shall be made at the time the Deferral Commitment is made and can only be amended if such amendment is made at least two (2) calendar years before the calendar year in which the distribution was scheduled.


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         (b) HARDSHIP WITHDRAWALS. Upon a finding that a Participant has suffered a Financial Hardship, the Committee may, in its sole discretion,
      (a) waive or modify the deferral commitment and/or (b) make distributions from the Participant's Account. The amount of such a withdrawal shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Financial Hardship. If payment is made due to Financial Hardship under this Plan or the 401(k) Plan, the Participant's deferrals under this Plan shall cease the remainder of the current calendar year and for the following calendar year. Any resumption of the Participant's deferrals under the Plan after this period shall be made only at the election of the Participant in accordance with Article III herein.

         (c) FORM OF PAYMENT AND TIME. Any distribution pursuant to Section 5.1(a) or 5.1(b) shall be payable in a lump sum. The distribution shall be paid in the case of a partial withdrawal, as provided in the Participation Agreement, and in case of a Financial Hardship, within thirty (30) days after the determination of a Financial Hardship.

5.2   TERMINATION OF EMPLOYMENT


      Upon a Participant's termination of employment with Employer for any reason, other than Retirement or Disability, the Employer shall pay the Participant, in the case of death the Participant's Beneficiary, a lump-sum benefit equal to the balance (after recalculation if terminated for Cause) in the Participant's Account. Such payment will be paid within sixty (60) days of the termination.

5.3   TERMINATION FOR CAUSE


      If a Participant is terminated for Cause, the Participant's account shall be recalculated using only the Base Rate regardless of whether the Employer has met or exceeded its Financial Plan in the current year or past years. Any interest which exceeded the Base Rate and had been accrued to the Participant's Account shall be forfeited. The recalculated Account balance shall be paid in a lump sum.

5.4   RETIREMENT BENEFIT


      Retirement benefits shall be paid in the form elected by the Participant at the time of the deferral commitment.

            (a) Form of benefit payments shall be one (1) of the following:

               (i)   Lump sum,

               (ii)  Annual installments with a maximum of ten (10); or

               (iii) A portion in a lump sum and a portion in annual
            installments.

            (b) Benefits shall commence the last day of February in the calendar year following the date of retirement.


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

         (c) SMALL ACCOUNT(S). Notwithstanding Section 5.4(a), if a Participant's Account is under fifty thousand dollars ($50,000) on the valuation date, the benefit shall be paid by a lump sum.

         (d) CHANGE IN FORM AND COMMENCEMENT OF PAYMENT. A Participant may elect to file a modified election as to form and timing of payment. To be effective such modified election must be filed two (2) calendar years prior to the calendar year in which distributions would have occurred if the modification had not been made.

5.5   DISABILITY BENEFIT


      At the time of the deferral commitment, the Participant must elect, upon disability, to receive their benefit either in a lump sum or upon Retirement as elected under Section 5.4 above.

5.6   ACCELERATED DISTRIBUTION


      Notwithstanding any other provision of the Plan a Participant shall be entitled to receive, upon written request to the Committee, a lump-sum distribution equal to ninety percent (90%) of the vested Account balance as of the Determination Date immediately preceding the date on which the Committee receives the written request. The remaining balance shall be forfeited by the Participant. The amount payable under this section shall be paid in a lump sum within sixty-five (65) days following the receipt of the notice by the Committee from the Participant. Any Participant who elects to receive a benefit under this section shall not be eligible to participate in or defer into this Plan in the future.

5.7   WITHHOLDING FOR TAXES


      To the extent required by the law in effect at the time payments are made, the Employer shall withhold from the payments made hereunder any Taxes required to be withheld by the federal or any state or local government, including any amounts which the Employer determines is reasonably necessary to pay any generation-skipping transfer tax which is or may become due. A beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2), of the Internal Revenue Code, or any successor provision thereto.

5.8   VALUATION AND SETTLEMENT


      The amount of a lump-sum payment and the initial amount of installments shall be based on the value of the Participant's Account on the valuation date. The valuation date shall be the date on which a lump sum is paid or the date on which installments commence.

5.9   PAYMENT TO GUARDIAN


      The Committee may direct payment to the duly appointed guardian, conservator. or other similar legal representative of a Participant or Beneficiary to whom payment is due. In the absence of such a legal representative. the Committee may, in it sole and absolute discretion make payment to a person having the care and custody of a minor, incompetent or person


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


incapable of handling the disposition of property upon proof satisfactory to the Committee of incompetency, minority, or incapacity. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.

5.10  COMPANY DISCRETIONARY DISTRIBUTION


      The Executive Committee of the Board of Directors may elect to distribute a Participant's account balance to the Participant if the Executive Committee deems it to be in the best financial interests of the Company.



                    ARTICLE VI -- BENEFICIARY DESIGNATION

6.1   BENEFICIARY DESIGNATION


      Subject to Section 6.3, each Participant shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant's lifetime.

6.2   CHANGING BENEFICIARY


      Subject to Section 6.3, any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

6.3   COMMUNITY PROPERTY


      If the Participant resides in a community property state, the following rules shall apply:

         (a) Designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation, or it is established the consent cannot be obtained because the spouse cannot be located.

         (b) A married participant's Beneficiary designation may be changed by a Participant with the consent of the Participant's spouse as provided for in Section 6.3(a) by the filing of a new designation with the Committee.

         (c) If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

            (i) If the Participant is married at the time of death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed in
         Section 6.3(a)


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

            (ii) If the Participant is unmarried at the time of death but was married when the designation was made:

                a) The designation shall be void if the spouse was named as
            Beneficiary unless Participant had submitted a change of beneficiary listing the former spouse as the beneficiary.

                b) The designation shall remain valid if a nonspouse Beneficiary was named.

            (iii) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above.

6.4   NO BENEFICIARY DESIGNATION


      If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

         (a) The Participant's spouse;

         (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving. then such issue shall take by right of representation the share the parent would have taken if living;

         (c) The Participant's estate.



                        ARTICLE VII -- ADMINISTRATION

7.1   COMMITTEE; DUTIES


      This Plan shall be administered by the Administrative Committee. The Committee shall be appointed by the Executive Committee of the Board of Directors. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2   AGENTS


      The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.


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

7.3   BINDING EFFECT OF DECISIONS


      The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4   INDEMNITY OF COMMITTEE


      The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such person's service on the Committee, except in the cast of gross negligence or willful misconduct.



                       ARTICLE VIII -- CLAIMS PROCEDURE

8.1   CLAIM


      The Committee shall establish rules and procedures to be followed by Participants and Beneficiaries in (a) filing claims for benefits, and (b) for furnishing and verifying proofs necessary to establish the right to benefits in accordance with the Plan, consistent with the remainder of this Article. Such rules and procedures shall require that claims and proofs be made in writing and directed to the Committee.

8.2   REVIEW OF CLAIM


      The Committee shall review all claims for benefits. Upon receipt by the Committee of such a claim, it shall determine all facts which are necessary to establish the right of the claimant to benefits under the provisions of the Plan and the amount thereof as herein provided within ninety (90) days of receipt of such claim. If prior to the expiration of the initial ninety (90) day period, the Committee determines additional time is needed to come to a determination on the claim, the Committee shall provide written notice to the Participant, Beneficiary or other claimant of the need for the extension, not to exceed a total of one hundred eighty (180) days from the date the application was received.

8.3   NOTICE OF DENIAL OF CLAIM


      In the event that any Participant, Beneficiary or other claimant claims to be entailed to a benefit under the Plan, and the Committee determine that such claim should be denied in whole or in part, the Committee shall, in writing, notify such claimant that the claim has been denied, in whole or in part, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such claimant and shall refer to the specific sections of the Plan relied on, shall describe any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or


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information is necessary, and where appropriate, shall include an explanation of how the claimant can obtain reconsideration of such denial.

8.4   RECONSIDERATION OF DENIED CLAIM

         (a) Within sixty (60) days after receipt of the notice of the denial of a claim, such claimant or duly authorized representative may request, by mailing or delivery of such written notice to the Committee, a reconsideration by the Committee of the decision denying the claim. If the claimant or duty authorized representative fails to request such a reconsideration within such sixty (60) day period. it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Committee is correct. If such claimant or duly authorized representative requests a reconsideration within such sixty
      (60) day period, the claimant or duly authorized representative shall have thirty (30) days after filing a request for reconsideration to submit additional written material in support of the claim, review pertinent documents, and submit issues and comments in writing.

         (b) After such reconsideration request, the Committee shall determine within sixty (60) days of receipt of the claimant's request for reconsideration whether such denial of the claim was correct and shall notify such claimant in writing of its determination. The written notice of decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific reference to the pertinent Plan provisions on which the decision is based. In the event of special circumstances determined by the Committee, the time for the Committee to make a decision may be extended by an additional sixty (60) days upon written notice to the claimant prior to the commencement of the extension. If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be binding and conclusive unless the claimant or his duly authorized representative notifies the Committee within ninety (90) days after the mailing or delivery to the claimant by the Committee of its determination that claimant intends to institute legal proceedings challenging the determination of the Committee and actually institutes such legal proceedings within one hundred eighty (180) days after such mailing or delivery.

8.5   EMPLOYER TO SUPPLY INFORMATION


      To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee of all matters relating to the retirement, death or other cause for termination of employment of all Participants, and such other pertinent facts as the Committee may require.


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


               ARTICLE IX -- AMENDMENT AND TERMINATION OF PLAN

9.1   AMENDMENT


      The Board may at any time amend the Plan by written instrument, notice of which is given to all Participants and to Beneficiaries receiving installment payments, subject to the following;

         (a) PRESERVATION OF ACCOUNT BALANCE. No amendment shall reduce the amount accrued in any Account to the date such notice of the amendment is given.

         (b) CHANGES IN EARNINGS RATE. No amendment shall reduce the rate of earnings to be credited after the date of the amendment to the amount already accrued in any Account and any Deferred Compensation credited to the Account under Deferral Commitments already in effect on that date.

9.2   EMPLOYER'S RIGHT TO TERMINATE


      The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of Employer.

         (a) PARTIAL TERMINATION. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

         (b) COMPLETE TERMINATION. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. If such a complete termination occurs, the Plan shall cease to operate and Employer shall pay out each Account. Payment shall be made in equal monthly installments over the following period, based on the Account balance:


             ACCOUNT BALANCE                      PAYOUT PERIOD
       ----------------------------------------------------------
       Less than $50,000                            Lump Sum
       $50,000 but less than $100,000                3 Years
       More than $100,000                            5 Years
       ----------------------------------------------------------

      Payments shall commence within sixty-five (65) days after the Board Terminates the Plan and earnings shall continue to be credited on the unpaid Account balance at the rate specified in Section 4.5(e).


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

                          ARTICLE X -- MISCELLANEOUS

10.1  UNFUNDED PLAN


      This plan is an unfunded plan maintained primarily to provide deferred compensate benefits for a select group of management or highly-compensated employees' within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

10.2  COMPANY AND EMPLOYER OBLIGATIONS


      The obligation to make benefit payments to any Participant under the Plan shall be a joint and several liability of the Company and the Employer that employed the Participant.

10.3  UNSECURED GENERAL CREDITOR


      Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of Employer or any other party for payment of benefits under this Plan. Any life insurance policies annuity contracts or other property purchased by Employer in connection with this Plan shall remain its general, unpledged and Unrestricted assets. Employees obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.4  TRUST FUND


      At its discretion, the Company may establish one or more trusts with such trustees as the Board may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Company's general creditors in the event of insolvency or bankruptcy. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Employer.

10.5  NONASSIGNABILITY


      Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.


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

10.6  NOT A CONTRACT OF EMPLOYMENT


      This Plan shall not constitute a contract of employment between Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

10.7  PROTECTIVE PROVISIONS


      A Participant will cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Employer may deem necessary and taking such other action as may be requested by Employer.

10.8  GOVERNING LAW


      The provisions of this Plan shall be construed and interpreted according to the laws of the Commonwealth of Virginia, except as preempted by federal law.

10.9  VALIDITY


      In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.10 NOTICE


      Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Employer's records.


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

10.11 SUCCESSORS


      The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.





                                    AMERICAN MANAGEMENT SYSTEMS, INC.





                                By:
                                    -----------------------------------------



                             Dated:
                                    -----------------------------------------







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